UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 6, 1996



                                VISTA PROPERTIES
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             (Exact name of registrant as specified in its charter)



       California                      0-11890                13-3179078
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(State or other jurisdiction         (Commission          (IRS Employer ID No)
of incorporation)                    File Number)


 411 West Putnam Avenue, Greenwich, CT                            06830
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(Address of principal executive offices)                       (Zip Code)


                                 (203) 862-7000
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               Registrant's telephone number, including area code



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                                VISTA PROPERTIES

                                 Current Report

                                       on

                                    Form 8-K



Item 3.  Receivership

         The mortgage loan on the New York Property (the "New York Mortgage") permits the Partnership to defer payment of some or all of the interest accrued on the New York Mortgage, provided, among other things, that Vista Properties (the "Partnership") does not defer interest in an amount that at any time exceeds the aggregate debt service that would have been due for the immediately preceding 84-month period. In August, 1996, the Partnership received notice from the holder of the New York Mortgage (the "New York Lender") that the interest deferred on the New York Mortgage exceeded the permitted deferral and that the full debt service payment for interest accrued during August 1996 (in the amount of $1,239,200) would be due and payable on September 1, 1996 and that, if such payment was not received, the New York Lender would be entitled to accelerate the indebtedness secured by the New York Mortgage and exercise all available remedies (including the commencement of a foreclosure action against the New York Property). The Partnership did not have sufficient funds to make the payment on September 1, 1996, and, in October, 1996, the New York Lender declared the entire outstanding principal balance of $90,160,000, together with all accrued and unpaid interest of approximately $104,882,000, immediately due and payable, and thereafter commenced an action to foreclose upon the New York Property. The total outstanding indebtedness significantly exceeds the estimated fair market value of the New York Property.

         The Partnership was notified on November 12, 1996 that on November 7, 1996 the Supreme Court of the State of New York in the County of New York appointed Darrell Paster, of Ferrer, Paster & Enriquez as a receiver of all the earnings, revenues, rents, issues, profits and income with respect to the New York Property during the pendency of the foreclosure action. The Partnership is reviewing the options available to it with respect to the New York Property.

         A foreclosure of the New York Property would result in adverse tax consequences to limited partners. If the New York Property is foreclosed upon, the Partnership estimates that as required by generally accepted accounting principles, it will recognize a gain of approximately $97,554,000 ($1,041 per unit of limited partnership interest). In addition, the Partnership estimates that each limited partner would recognize a taxable gain of approximately $1,499 per unit, with no cash available for distribution to the Partners. Any such foreclosure also would have a significant impact on future operating revenues and expenses and cash flow resulting from operations would be significantly reduced.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                            VISTA PROPERTIES
                                       BY:  IR Vista Realty Corp.
                                            Management General Partner






DATE:  December 6, 1996                     /s/Frederick Simon
                                             ------------------
                                               Frederick Simon
                                               Director and President
                                              (Principal Executive Officer)






DATE:  December 6, 1996                     /s/Jay L. Maymudes
                                            ------------------
                                               Jay L. Maymudes
                                               Vice President, Secretary and
                                               Treasurer
                                               (Principal Financial Officer
                                               and Principal Accounting Officer)